As filed with the U.S. Securities and Exchange Commission on May 9, 2025.

Registration No. 333-276929

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

AMENDMENT NO. 14
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

IGTA MERGER SUB LIMITED
(Exact name of Registrant as specified in its charter)

_________________________

British Virgin Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

875 Washington Street
New York, NY 10014
Telephone: (315) 636-6638
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_________________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copies of communications to:

Lawrence Venick, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000 Facsimile: (212) 407-4990	Barry I. Grossman, Esq. Matthew Gray, Esq. Jessica Yuan, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas Telephone: (212) 370-1300 Facsimile: (212) 370-7889

_________________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all of the conditions set forth in the Business Combination Agreement are satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e- 4(i) (Cross- Border Issuer Tender Offer)	☐
Exchange Act Rule 14d- 1(d) (Cross- Border Third- Party Tender Offer)	☐

____________

†          The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Pursuant to the BVI Business Companies Act 2004 (as amended) and PubCo’s Amended and Restated Memorandum and Articles of Association, PubCo shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of PubCo; or (b) is or was, at the request of PubCo, serving as a director or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. This indemnification does not apply to a person unless the person acted honestly and in good faith and in what he believed to be the best interests of PubCo and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Under PubCo’s Amended and Restated Memorandum and Articles of Association, termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of PubCo or that the person had reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. A form of indemnification agreement is filed as Exhibit 10.22 hereto.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1+†	Business Combination Agreement, dated as of September 12, 2023 by and among IGTA, AgileAlgo, Purchaser and the shareholders of AgileAlgo named as Sellers therein
2.2+†	Articles and Plan of Merger
2.3+	Amendment No. 1 to Business Combination Agreement, dated as of June 20, 2024
2.4+	Amendment No. 2 to Business Combination Agreement, dated as of December 16, 2024
2.5+	Amendment No. 3 to Business Combination Agreement, dated as of March 27, 2025
2.6+	Amendment No. 4 to Business Combination Agreement, dated as of May 6, 2025
3.1+	Amended & Restated Certificate of Incorporation of Inception Growth (incorporated by reference to Exhibit 3.1 to Inception Growth’s Form 8-K filed with the SEC on December 13, 2021)
3.2+

First Amendment to the Amended and Restated Certificate of Incorporation of Inception Growth (incorporated by reference to Exhibit 3.1 to Inception Growth’s Form 8-K filed with the SEC on September 11, 2023)

3.3+

Second Amendment to the Amended and Restated Certificate of Incorporation of Inception Growth (incorporated by reference to Exhibit 3.1 to Inception Growth’s Form 8-K filed with the SEC on June 10, 2024)

3.4+

Third Amendment to the Amended and Restated Certificate of Incorporation of Inception Growth (incorporated by reference to Exhibit 3.1 to Inception Growth’s Form 8-K filed with the SEC on December 11, 2024)

3.5+	Form of Fourth Amendment to the Certificate of Incorporation of Inception Growth
3.6+

By Laws of Inception Growth (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1, originally filed with the SEC on June 25, 2021 (File No. 333-257426), as amended (the “IGTA Registration Statement”)

3.7+	Memorandum and Articles of Association of PubCo
3.8+	Amended and Restated Memorandum and Articles of Association of PubCo
4.1+	Specimen Unit Certificate of Inception Growth (incorporated by reference to Exhibit 4.1 to the IGTA Registration Statement)
4.2+	Specimen Common Stock Certificate of Inception Growth (incorporated by reference to Exhibit 4.2 to the IGTA Registration Statement)

Exhibit Number	Description
4.3+	Specimen Warrant Certificate of Inception Growth (incorporated by reference to Exhibit 4.3 to the IGTA Registration Statement)
4.4+	Specimen Right Certificate of Inception Growth (incorporated by reference to Exhibit 4.4 to the IGTA Registration Statement)
4.5+

Warrant Agreement, dated December 8, 2021, by and between of Inception Growth and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Inception Growth’s Form 8-K filed with the SEC on December 13, 2021)

4.6+

Rights Agreement, dated December 8, 2021, by and between of Inception Growth and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to Inception Growth’s Form 8-K filed with the SEC on December 13, 2021)

4.7+

Specimen Ordinary Share Certificate of PubCo (incorporated by reference to Exhibit 4.7 to IGTA Merger Sub Limited Registration Statement on Form S-4 (Amendment No. 8) filed with the Securities & Exchange Commission on November 29, 2024)

5.1	Form of Opinion of Ogier as to Validity of PubCo Ordinary Shares
8.1+	Legal Opinion of Loeb & Loeb LLP regarding tax matters
10.1+

Letter Agreement, dated December 8, 2021, by and among Inception Growth and its officers and directors (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on December 13, 2021)

10.2+

Letter Agreement, dated December 8, 2021, by and between Inception Growth and its Sponsor (incorporated by reference to Exhibit 10.2 to Inception Growth’s Form 8-K filed with the SEC on December 13, 2021)

10.3+

Investment Management Trust Agreement, dated December 8, 2021, by and between Inception Growth and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 to Inception Growth’s Form 8-K filed with the SEC on December 13, 2021)

10.4+

Amendment to the Investment Management Trust Agreement, dated as of December 8, 2021, and as amended on March 13, 2023, by and between Inception Growth and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on March 15, 2023)

10.5+

Amendment to the Investment Management Trust Agreement, dated as of December 8, 2021, and as amended on March 13, 2023 and September 8, 2023, by and between Continental Stock Transfer & Trust Company(incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on September 11, 2023)

10.6+

Amendment to the Investment Management Trust Agreement, dated as of December 8, 2021, and as amended on March 13, 2023, September 8, 2023 and June 4, 2024, by and between Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on June 10, 2024)

10.7+

Amendment to the Investment Management Trust Agreement, dated as of December 8, 2021, and as amended on March 13, 2023, September 8, 2023, June 4, 2024 and December 6, 2024, by and between Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on December 11, 2024)

10.8+

Registration Rights Agreement, dated December 8, 2021, by and among Inception Growth and certain security holders (incorporated by reference to Exhibit 10.4 to Inception Growth’s Form 8-K filed with the SEC on December 13, 2021)

10.9+

Administrative Support Agreement, dated December 8, 2021, by and between Inception Growth and the Sponsor (incorporated by reference to Exhibit 10.5 to Inception Growth’s Form 8-K filed with the SEC on December 13, 2021)

10.10+

Indemnity Agreement, dated December 8, 2021, by and between Inception Growth and each of its officers and directors (incorporated by reference to Exhibit 10.6 to Inception Growth’s Form 8-K filed with the SEC on December 13, 2021)

10.11+

Private Placement Warrants Subscription Agreement, dated December 8, 2021, between Inception Growth and the Sponsor (incorporated by reference to Exhibit 10.7 to Inception Growth’s Form 8-K filed with the SEC on December 13, 2021)

10.12+	Promissory note issued by Inception Growth dated November 17, 2023 (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on November 22, 2023)
10.13+	Promissory note issued by Inception Growth dated January 24, 2024 (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on January 29, 2024)

Exhibit Number	Description
10.14+	Promissory note issued by Inception Growth dated March 12, 2024 (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on March 13, 2024)
10.15+	Promissory note issued by Inception Growth dated April 26, 2024 (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on April 29, 2024)
10.16+	Promissory note issued by Inception Growth dated September 30, 2024 (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on October 4, 2024)
10.17+

Shareholder Support Agreement, dated as of September 12, 2023, by and among IGTA, Purchaser, AgileAlgo and certain shareholders of AgileAlgo (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on September 18, 2023)

10.18+

Sponsor Support Agreement, dated as of September 12, 2023, by and among IGTA, Purchaser, AgileAlgo and certain holders of IGTA shares of common stock (incorporated by reference to Exhibit 10.2 to Inception Growth’s Form 8-K filed with the SEC on September 18, 2023)

10.19+	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to Inception Growth’s Form 8-K filed with the SEC on September 18, 2023)
10.20+	Form of Amended Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to Inception Growth’s Form 8-K filed with the SEC on September 18, 2023)
10.21+	Form of Seller Joinder
10.22+	Form of Indemnification Agreement between PubCo and PubCo’s directors
10.23+#	2025 AgileAlgo Employee Incentive Plan
10.24+

Standby Equity Purchase Agreement dated October 1, 2024 by and among AgileAlgo, Inception Growth, Purchaser and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on October 7, 2024)

10.25+

Letter referencing Standby Equity Purchase Agreement, dated November 27, 2024, by YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on December 3, 2024)

10.26+

Registration Rights Agreement dated October 1, 2024 by and among Inception Growth, AgileAlgo, Purchaser and YA II PN, Ltd. (incorporated by reference to Exhibit 10.2 to Inception Growth’s Form 8-K filed with the SEC on October 7, 2024)

10.27+

Form of Promissory Note to be issued to YA II PN, Ltd. under the Standby Equity Purchase Agreement (incorporated by reference to Exhibit 10.3 to Inception Growth’s Form 8-K filed with the SEC on October 7, 2024)

10.28+

Form of Global Guaranty Agreement to be executed by AgileAlgo and certain other subsidiaries of AgileAlgo under the Standby Equity Purchase Agreement (incorporated by reference to Exhibit 10.4 to Inception Growth’s Form 8-K filed with the SEC on October 7, 2024)

10.29+

Sponsor Loan Conversion Agreement dated October 22, 2024 by and among Inception Growth, Purchaser and the Sponsor (incorporated by reference to Exhibit 10.1 to Inception Growth’s Form 8-K filed with the SEC on October 22, 2024)

10.30+

Satisfaction and Discharge of Indebtedness Agreement dated October 22, 2024 by and among Inception Growth, Purchaser, AgileAlgo and EF Hutton (incorporated by reference to Exhibit 10.2 to Inception Growth’s Form 8-K filed with the SEC on October 22, 2024)

10.31+	Form of Promissory Note issued by Purchaser to EF Hutton (incorporated by reference to Exhibit 10.3 to Inception Growth’s Form 8-K filed with the SEC on October 22, 2024)
10.32#+	Employment Agreement between AgileAlgo Pte. Ltd. and Tay Yee Paa Tony, dated June 14, 2022
10.33#+	Employment Agreement between AgileAlgo Pte. Ltd. and Lee Wei Chiang Francis, dated June 2, 2023
10.34#+	Form of Employment Agreement between PubCo and Tay Yee Paa Tony
10.35#+	Form of Employment Agreement between PubCo and Lee Wei Chiang Francis
10.36+	Shareholder Loan Agreements, between Tay Yee Paa Tony, as lender, and AgileAlgo Pte. Ltd., dated each of November 21, 2024, February 25, 2025 and March 4, 2025
10.37+	Shareholder Loan Agreements, between Lee Wei Chiang Francis, as lender, and AgileAlgo Pte. Ltd., dated each of November 21, 2024, February 25, 2025 and March 4, 2025
16.1+

Letter from Friedman LLP regarding the change in Inception Growth’s certifying accountant, dated October 17, 2022 (incorporated by reference to Exhibit 16.1 to Inception Growth’s Form 8-K filed with the SEC on October 17, 2022)

Exhibit Number	Description
16.2+

Letter from Marcum LLP regarding the change in Inception Growth’s certifying accountant, dated December 6, 2023 (incorporated by reference to Exhibit 16.1 to Inception Growth’s Form 8-K filed with the SEC on December 6, 2023)

23.1+	Consent of PKF Littlejohn LLP in respect of AgileAlgo’s financial statements
23.2+	Consent of Adeptus Partners, LLC in respect of Inception Growth’s financial statements
23.3+	Consents of Adeptus Partners, LLC in respect of IGTA Merger Sub Limited’s financial statements
23.4	Consent of Ogier (included in Exhibits 5.1 hereto)
23.5+	Consent of Loeb & Loeb LLP (included in Exhibit 8.1)
99.1+	Consent of Tay Yee Paa Tony (PubCo’s director nominee)
99.2+	Consent of Lee Wei Chiang Francis (PubCo’s director nominee)
99.3+	Consent of Lim Chee Heong (PubCo’s director nominee)
99.4+	Consent of Loo Choo Leong (PubCo’s director nominee)
99.5+	Consent of Seah Chin Siong (PubCo’s director nominee)
99.6+	Form of Proxy for Special Meeting of Stockholders of Inception Growth
99.7+	Consent of Wee Carmen Yik Cheng (PubCo’s director nominee)
107+	Filing Fee Table

____________

+        Previously filed and incorporated by reference.

†        Portion of this exhibit has been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

#        Indicates management contract or compensatory plan or arrangement.

Item 22. Undertakings

A.     PubCo hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)    For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.      PubCo hereby undertakes:

(1)     that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)    that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.     The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E.      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of May, 2025.

IGTA Merger Sub Limited
By:	/s/ Cheuk Hang Chow
Name:	Cheuk Hang Chow
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on the 9th day of May, 2025 in the capacities indicated.

Name	Title
/s/ Cheuk Hang Chow	Director
Cheuk Hang Chow